UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of report (Date of earliest event reported): October 20, 2010 (October 14, 2010)

HICKS ACQUISITION COMPANY II, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware (State or other jurisdiction of incorporation)	000-54151 (Commission File Number)	80-0611167 (I.R.S. Employer Identification Number)

100 Crescent Court, Suite 1200 Dallas, TX (Address of principal executive offices)	75201 (Zip code)
(214) 615-2300
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
     Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Item 8.01. Other Events.
     On October 14, 2010, Hicks Acquisition Company II, Inc. (the “Company”) consummated an initial public offering (the “Offering”) of 15,000,000 of its units (the “Units”). Each Unit consists of one share of the Company’s common stock, par value $0.0001 per share (“Common Stock”), and one warrant (“Warrant”) to purchase one share of Common Stock at an exercise price of $12.00 per share. The Units were sold at an offering price of $10.00 per Unit, generating gross proceeds, before expenses, of $150,000,000.
     Simultaneously with the consummation of the Offering, the Company consummated the private sale of 6,666,667 warrants (the “Sponsor Warrants”), each exercisable to purchase one share of Common Stock at $12.00 per share, to HH-HACII, L.P at a price of $0.75 per Sponsor Warrant, generating gross proceeds, before expenses, of $5,000,000 (the “Private Placement”). The Sponsor Warrants are identical to the Warrants included in the Units sold in the Offering, except that the Sponsor Warrants (i) will not be redeemable by the Company so long as they are held by the Sponsor or its permitted transferees, (ii) may be exercised by the holders thereof on a “cashless” basis, and (iii) may not be transferred, assigned or sold, except to certain permitted transferees, until 30 days after the Company completes its initial business combination. If the Company does not complete an initial business combination within 21 months from the closing of the Offering, the $5,000,000 in gross proceeds from the sale of the Sponsor Warrants in the Private Placement will be used by the Company to fund the redemption of its shares of Common Stock sold as part of the Units in the Offering, and the Sponsor Warrants will expire worthless.
     Approximately $149.25 million of the proceeds from the Offering and the Private Placement were placed in a trust account at JP Morgan Chase, N.A., with Continental Stock Transfer & Trust Company acting as trustee. Except for a portion of the interest income that may be released to the Company to pay income or franchise taxes and to fund its working capital requirements, and any amounts necessary to purchase up to 15% of the Common Stock issued by the Company in the Offering in certain circumstances, none of the funds held in the trust account will be released until the earlier of the completion of the Company’s initial business combination and the redemption of 100% of the Common Stock issued by the Company in the Offering if the Company is unable to consummate an initial business combination within 21 months from the closing of the Offering.
     Audited financial statements as of October 14, 2010 reflecting receipt of the proceeds received by the Company in connection with the closing of the Offering and the Private Placement have been issued by the Company and are included as Exhibit 99.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit
Number	Exhibit
99.1*	Audited Financial Statements.

*	Filed herewith.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.
Dated: October 20, 2010

Hicks Acquisition Company II, Inc.
By:	/s/ Robert M. Swartz
Robert M. Swartz
President and Chief Executive Officer

EXHIBIT INDEX

Exhibit
Number	Exhibit
99.1*	Audited Financial Statements.

*	Filed herewith.